AMENDMENT NO. 5
                                   TO
                  THE NORTH AMERICAN COAL CORPORATION
                    SALARIED EMPLOYEES PENSION PLAN
            (As Amended and Restated as of January 1, 1989)

             The North American Coal Corporation hereby adopts this Amendment No. 5 to The North American Coal Corporation Salaried Employees Pension Plan (As Amended and Restated as of January 1,
   1989) (the "Plan"). The provisions of this Amendment shall be effective as of July 1, 1994. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.


                               Section 1

             A new Section 4.04A is hereby added to the Plan, immediately following Section 4.04, to read as follows:

             "4.04A Special Early Retirement Window Benefits. Notwithstanding the foregoing Sections of this Article, the Pension of a Participant who satisfies the requirements described in the following sentence ("a Window Participant") shall be calculated by adding an additional three years of Benefit Service or three years of age (or any combination thereof, as elected by the Window Participant) to the years of Benefit Service and/or age otherwise used for purposes of Pension calculations to the extent that such additions result in an increased Pension hereunder. In order to be a Window Participant, a Participant must (i) be an Employee (other than an officer) of The North American Coal Corporation or Bellaire Corporation, (ii) have attained at least age 55 and be credited with at least 7 years of Benefit Service or have attained at least age 52 and be credited with at least 10 years of Benefit Service, in either case by December 31, 1994, (iii) terminated employment with the Controlled Group on or after August 1, 1994 and on or prior to December 31, 1994, and (iv) not be a Highly Compensated Employee. The Window Participants are listed on Exhibit D hereto.


             EXECUTED this 25th day of October, 1994, to be effective as stated herein.


                                 THE NORTH AMERICAN COAL CORPORATION


                                 By:    Thomas A. Koza
                                 Title: Vice President - Law
                                          and Administration